UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

(a) — (b)  On April 30, 2015, at the Fluor Corporation (“Fluor”) annual meeting of stockholders (the “Annual Meeting”), Fluor’s stockholders (i) elected Peter K. Barker, Alan M. Bennett, Rosemary T. Berkery, Peter J. Fluor,  Deborah D. McWhinney, Armando J. Olivera, Joseph W. Prueher, Matthew K. Rose, David T. Seaton, Nader H. Sultan and Lynn C. Swann to the Board of Directors to serve until the 2016 annual meeting of stockholders and until their successors are duly elected and qualified; (ii) approved, on an advisory basis, the compensation of Fluor’s named executives, as described in the 2015 Proxy Statement, as filed with the Securities and Exchange Commission on March 9, 2015 (the “2015 Proxy Statement”); (iii) ratified the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2015; and (iv) rejected a stockholder proposal that the company disclose political contributions.

The final voting results for the eleven director nominees described in the 2015 Proxy Statement were as follows:

Director Nominee	For	Against	Abstain	Broker Non-Votes

Peter K. Barker	108,526,317	977,667	240,119	15,083,659
Alan M. Bennett	100,496,685	9,003,349	244,069	15,083,659
Rosemary T. Berkery	108,230,093	1,277,533	236,477	15,083,659
Peter J. Fluor	91,890,948	17,611,085	242,070	15,083,659
Deborah D. McWhinney	108,859,138	649,816	235,149	15,083,659
Armando J. Olivera	107,843,099	1,660,565	240,439	15,083,659
Joseph W. Prueher	106,779,494	2,722,063	242,546	15,083,659
Matthew K. Rose	108,483,828	1,018,727	241,548	15,083,659
David T. Seaton	105,121,246	4,082,450	540,407	15,083,659
Nader H. Sultan	108,471,794	1,028,846	243,463	15,083,659
Lynn C. Swann	108,379,263	709,184	655,656	15,083,659

The final voting results for proposals 2, 3 and 4 described in the 2015 Proxy Statement were as follows:

Proposal	For	Against	Abstain	Broker Non-Votes
Advisory vote to approve Fluor’s named executive compensation	103,155,939	4,661,462	1,926,702	15,083,659
Ratification of appointment of Ernst & Young LLP	121,992,112	2,461,983	373,667	0
Stockholder Proposal	33,689,718	60,170,622	15,883,763	15,083,659

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 1, 2015	FLUOR CORPORATION

	By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez
Executive Vice President, Chief Legal Officer and Secretary